EXHIBIT 99.1

Innovus Pharma Expands Management Team and Adds Chief Financial Officer

Morgan Brown Brings 20 Years’ Experience in Finance, Accounting

LA JOLLA, CA May 30, 2013 – Innovus Pharmaceuticals, Inc., (“Innovus Pharma”) www.innovuspharma.com (OTC: BB: INNV) today announced that Morgan Brown has joined the Company as Executive Vice President and Chief Financial Officer with responsibility for finance, accounting, human resources, information technology and investor relations.

“Innovus Pharma is extremely pleased to welcome Morgan Brown to our Company,” said Dr. Bassam Damaj, Chief Executive Officer. “His expertise and experience will prove invaluable as we carry out our plans for additional acquisitions, commercial partnerships for our products and growth.”

Mr. Brown has more than 20 years of financial and accounting experience. Mr. Brown served in a similar capacity at World Heart Corporation, a NASDAQ-listed public medical device company, from 2009 until 2012 when World Heart Corporation was acquired by Heartware International Inc., a larger NASDAQ-listed public medical device company. Since the date of the acquisition, Mr. Brown has been consulting for Heartware International Inc.

During Mr. Brown’s tenure at World Heart Corporation, he was involved in numerous financings in addition to the ultimate sale of the company. Prior to Mr. Brown’s employment with World Heart Corporation, Mr. Brown worked at Lifetree Clinical Research where he was Chief Financial Officer and Senior Vice President.

Previously, he worked for NPS Pharmaceuticals Inc., a Russell 2000 NASDAQ-listed public company, from 2000 to 2007, where he served as Vice President Finance and Treasurer. During his tenure at NPS Pharmaceuticals Inc., he was involved in numerous financings as well as merger and acquisition activities. Before NPS Pharmaceuticals Inc., Mr. Brown worked for KPMG LLP in Salt Lake City for more than seven years and managed multiple audit engagements, servicing private and publicly owned clients. He is a licensed certified public accountant in Utah. He has earned a master’s degree in business administration from the University of Utah and a bachelor’s degree in accounting from Utah State University.

Headquartered in La Jolla, Innovus Pharma is a global healthcare company that delivers innovative and uniquely presented and packaged health solutions through its prescription medicines and consumer and health products for sexual dysfunction among other disease areas.

The Company develops, in-licenses, acquires and markets proprietary pharmaceutical products with unique packaging and presentation for better patient compliance and results.

For more information, go to: www.innovuspharma.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risks and uncertainties that may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that may individually or mutually impact the matters described in this release for a variety of reasons, many of which are outside the control of Innovus Pharma. These risks and uncertainties include, but are not limited to Innovus Pharma’s ability to negotiate the definitive agreements for the acquisition of the line of prescription products in dermatitis on terms and conditions satisfactory to it, Innovus Pharma’s ability to raise sufficient capital to fund its operations and growth strategy in the long term, Innovus Pharma’s ability to achieve its development, regulatory, commercialization and financial goals for its existing products, its ability to acquire additional products, and its ability to achieve development, regulatory, commercialization and financial goals for such additional products. Readers are cautioned not to place undue reliance on these forward-looking statements as actual results could differ materially from the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s most recent annual report on Form 10-K and other filings made with the SEC. Copies of these reports are available from the SEC’s website or the “Investors” section of Innovus Pharma’s website at innovuspharma.com.

###

Innovus Pharma Contact:

Kevin Holmes

Chesapeake Group

info@chesapeakegp.com

T: 410-825-3930